EXHIBIT 10.4

WAIVER UNDER ASSET PURCHASE AGREEMENT

AND

POST-CLOSING AGREEMENTS

This WAIVER under the ASSET PURCHASE AGREEMENT AND POST-CLOSING AGREEMENTS is made and entered into effective this 5th day of June 2020 by and between TransBiotec, Inc.), a Delaware corporation ((now known as “SOBR Safe, Inc.” and referred to herein as “TransBio” and “Purchaser”) and IDTEC, LLC, a Colorado limited liability company (“IDTEC” and “Seller”), TransBio and IDTEC entered into an Asset Purchase Agreement dated May 6, 2019, that was amended effective as of March 9, 2020 (the “APA”). IDTEC and TransBio are sometimes referred to collectively as the “Parties” and individually as a “Party”. All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the APA. This WAIVER under the ASSET PURCHASE AGREEMENT AND POST-CLOSING AGREEMENTS may sometimes be referred to as the “Waiver.”

WHEREAS, pursuant to Section 2.02 of the APA, “[a]ny condition specified in this Section 2.02 may be waived by Buyer, or the time for the performance thereof may be extended by Buyer, if such waiver is set forth in a writing duly executed by Buyer.”

WHEREAS, pursuant to Section 2.02(a)(iii) of the APA Seller is required to deliver “fully executed assignments of all customer contracts, reseller agreements, data access agreements and vendor agreements included in the Purchased Assets.”

WHEREAS, the Seller does not have any customer contracts, reseller agreements, data access agreements or vendor agreements included in the Purchased Assets.

WHEREAS, the Buyer is willing to waive the requirements set forth in Section 2.2(a)(iii) of the APA.

WHEREAS, pursuant to Section 2.03 of the APA, “[a]ny condition specified in this Section 2.03 may be waived by Seller, or the time for the performance thereof may be extended by Seller, if such waiver is set forth in a writing duly executed by Seller.”

WHEREAS, pursuant to Section 2.03(a)(ii) of the APA Buyer is required to deliver a certificate or certificates representing 12 million (12,000,000) restricted shares of the $0.00001 par value common stock of Buyer at the Closing.

WHEREAS, Buyer will not be delivering the share certificate for 12 million shares at Closing but has agreed to deliver the certificate for 12 million shares to Seller on or before Friday, June 12, 2020.

WHEREAS, the Seller is willing to waive the share certificate delivery requirement at Closing set forth in Section 2.03(a)(ii) of the APA, subject to the Buyer’s agreement to deliver the share certificate for 12 million shares on or before June 12, 2020.

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WHEREAS, pursuant to Section 2.03(a)(ii) of the APA, Buyer’s common stock issued and outstanding following the closing shall not exceed 20 million shares on a fully-diluted basis, except that those shares issued upon conversion of the promissory notes referenced in Section 2.02(f), and the Permitted Notes referenced in Section 2.02(j) may be issued in excess of 20 million shares on a fully-diluted basis.

WHEREAS, the Parties are in agreement that that the issued and outstanding shares of the Buyer at closing will be approximately 20 million shares on a fully-diluted basis, and (i) the shares issuable upon conversion of the promissory notes referenced in Section 2.02(f) of the APA, (ii) the Permitted Notes referenced in Section 2.02 (j) of the APA, (iii) the shares underlying the stock options listed on Exhibit A, hereto, (iv) the monthly shares owed to Kevin Moore under his employment agreement with the Buyer, (v) the shares underlying the shares of Series A-1 Convertible Preferred Stock held by SOBR Safe, LLC, (vi) the shares underlying the warrant issued to First Capital Ventures, LLC in connection with the Series A-1 Preferred Stock transaction, (vii) the shares underlying the stock option issued to Ronald William and Nolann Williams, and (viii) the shares underlying that certain stock option issued to Seller of even date hereof related to the permitted liabilities referenced herein (together the “Permitted Instruments”) may be issued in excess of 20 million shares on a fully-diluted basis.

WHEREAS, the Seller is willing to modify the closing requirement of not more than 20 million shares issued and outstanding on a fully diluted basis to now be approximately 20 million shares on a fully diluted basis, not including the Permitted Instruments.

WHEREAS, the Seller is willing to waive the closing requirement that there are no outstanding options, warrants and convertible securities of Buyer except the stock option to Ronald Williams and Nolann Williams, and permit all the Permitted Instruments to be outstanding at closing.

WHEREAS, pursuant to Section 2.03(h) of the APA Mr. Charles Bennington and Mr. Nick Noceti were to have submitted their resignations as executive officers of the Buyer, effective at closing, and the Buyer was to appoint Mr. Steve Adams and President and CEO, and Mr. Rob Geller as Secretary, Treasurer, and CFO, effective at the closing.

WHEREAS, the Parties are in agreement that, on or before the closing, the Buyer’s Board of Directors will have terminated the relationship with Mr. Nick Noceti, Mr. Bennington will have resigned as the Buyer’s President but remain in his position as Secretary, Mr. Kevin Moore will be the Buyer’s CEO and Mr. David Gandini will be the Buyer’s Chief Revenue Officer and CFO.

WHEREAS, the Seller is willing to waive the closing requirement as listed in Section 2.03(h) of the APA to state that on or before the closing, the Buyer’s Board of Directors will have terminated the relationship with Mr. Nick Noceti, Mr. Bennington will have resigned as the Buyer’s President but remain in his position as Secretary, Mr. Kevin Moore will be the Buyer’s CEO and Mr. David Gandini will be the Buyer’s Chief Revenue Officer and CFO.

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WHEREAS, pursuant to Section 2.03(o) of the APA the Buyer was to enter into employment agreements with Steve Adams to serve as the Buyer’s CEO and President, and Mr. Rob Geller to serve as the Buyer’s CFO, Secretary and Treasurer, effective at the closing, with each being granted stock options.

WHEREAS, the Parties are in agreement that Mr. Adams and Mr. Geller will not be hired as executive management of the Buyer, either before or after the closing.

WHEREAS, the Seller is willing to waive compliance with Section 2.03(o) provided that Buyer has hired Mr. Kevin Moore as its CEO and Mr. David Gandini as its Chief Revenue Officer and CFO, and both have been issued stock options to acquire Buyer’s common stock.

WHEREAS, pursuant to Section 2.03(j) of the APA Buyer shall have no outstanding debt or other liabilities at closing, except for (i) normally occurring business expenses which that have not been paid and that shall not exceed $25,000 as of the Closing Date; … (iii) up to a maximum of $125,000 of promissory note(s) (the “Permitted Notes”).

WHEREAS, the Buyer has certain liabilities that have not been converted to Permitted Notes and attached hereto as Exhibit B is a schedule of those liabilities.

WHEREAS, the Seller is willing to waive compliance with Section 2.03(j) provided that Buyer issues a Warrant to Seller in the form attached hereto as Exhibit C.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. WAIVER BY BUYER

The Buyer hereby waives any rights it has pursuant to Section 2.02(a)(iii) of the APA to require delivery of fully executed assignments of all customer contracts, reseller agreements, data access agreements and vendor agreements included in the Purchased Assets.

2. WAIVERS BY SELLER

The Seller hereby waives any rights it has pursuant to Section 2.03(a)(ii) of the APA to require delivery of a certificate or certificates representing 12 million (12,000,000) restricted shares of the $0.00001 par value common stock of Buyer at the Closing; provided that the Buyer delivers a certificate or certificates representing 12 million (12,000,000) restricted shares of the $0.00001 par value common stock of Buyer to Seller on or before June 12, 2020.

The Seller hereby waives compliance with Section 2.03(a)(ii) of the APA; provided that approximately 20 million shares of Buyer’s common stock is outstanding after the reverse stock split being effected by the Buyer and the issuance of 12 million shares to Seller, on a fully-diluted basis, except the Permitted Instruments will not be counted in such calculation.

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The Seller hereby waives compliance with Section 2.03(c) of the APA; provided that the only convertible instruments that Buyer has outstanding at closing are the Permitted Instruments.

The Seller hereby waives compliance with Section 2.03(h) of the APA; provided that the Buyer’s Board of Directors will have terminated the relationship with Mr. Nick Noceti, Mr. Bennington will have resigned as the Buyer’s President but remain in his position as Secretary, Mr. Kevin Moore will be the Buyer’s CEO and Mr. David Gandini will be the Buyer’s Chief Revenue Officer and CFO.

The Seller hereby waives compliance with Section 2.03(o) provided that Buyer has hired Mr. Kevin Moore as its CEO and Mr. David Gandini as its Chief Revenue Officer and CFO, and both have been issued stock options to acquire Buyer’s common stock.

The Seller hereby waives compliance with Section 2.03(j) of the APA; provided that Buyer issues a Warrant to Seller in the form attached hereto as Exhibit C.

3. POST-CLOSING AGREEMENTS

Buyer hereby covenants and agrees that post-Closing it shall deliver on or before June 12, 2020, 12 million (12,000,000) restricted shares of the $0.00001 par value common stock of Buyer to Seller.

Buyer hereby covenants and agrees that on or before 12:00 noon (MDT) on June 8, 2020, Buyer will deliver a Warrant that has been approved by the Buyer’s Board of Directors and which reserves up to 320,000 shares of Buyer’s common stock (post-split) for issuance in accordance with the terms of the Warrant attached hereto as Exhibit C.

4. MISCELLANEOUS

(a). Except as expressly provided herein, nothing in this Waiver shall be construed as a waiver, amendment or modification of any other term or condition of the Parties under the APA.

(b). Except as expressly set forth in herein, the APA shall continue in full force and effect in accordance with its terms and is hereby ratified by the Parties.

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IN WITNESS WHEREOF, the Parties hereto have executed this Waiver as of the date first above written.

SOBR SAFE, INC. (formerly known as TransBiotec, Inc.)

By:
Charles Bennington, Chief Executive Officer

FIRST CAPITAL HOLDINGS, LLC

By:
Gary Graham, Manager

IDTEC, LLC

By First Capital Ventures, LLC, Manager

By:
Gary J. Graham, Manager First Capital Ventures, LLC

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Exhibit A

List of Stock Options

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Exhibit B

Non-Converted Liabilities

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Exhibit C

Warrant to Purchase Common Stock

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